Exhibit (10).27


                                                          Fairhope, Alabama


                                O P T I O N


     KNOW ALL MEN BY THESE PRESENTS, that MORPHY'S MOVE, L.L.C., an Alabama limited liability company (herein called "Optionor"), for and in consideration of the sum of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) cash to be paid to ATI Title Company ( Escrow Agent or Title Company ) for the account of Optionor upon the execution and delivery of this Option to SOUTH ALABAMA BANCORPORATION, INC., an Alabama corporation ("South Alabama"), does by these presents grant, bargain, sell and convey unto South Alabama, its successors and assigns, for a period commencing on the date of the execution of this Option by Optionor as provided hereinafter ( the date hereof ), and expiring at midnight on the date which is two (2) calendar months from the same date hereof (unless extended as provided herein), the exclusive right and option to purchase from Optionor all of Optionor's right, title and interest in and to that certain parcel of real property situated in Baldwin County, Alabama described as Lot 5 of Morphy's Move, L.L.C., a Commercial Park Subdivision
(the "Subdivision"), according to plat thereof recorded at Slide File 1723B in the records in the office of the Judge of Probate of Baldwin County, Alabama, containing approximately .62 acres, which parcel is outlined in red and shown on plat marked Exhibit A attached hereto, initialed by the parties for identification and by reference made a part hereof ("Lot 5"), together with the Appurtenant Rights, which are defined in paragraph 4 hereinbelow
(said parcel and the Appurtenant Rights being herein referred to as the "Property");

     SUBJECT, HOWEVER, to the following terms and conditions:

     1. Option Extensions. South Alabama shall have the right to extend the term of this Option on the same terms and conditions as herein provided, for a period of one (1) month, such period to commence from and after the expiration of the original option period. Such extension shall be deemed to occur by South Alabama giving written notice to Optionor and Escrow Agent of its desire for such extension, at any time prior to the expiration of the original option period, in the same manner as is set forth below for notice of the exercise of this Option, such notice of extension to be accompanied by an additional payment to Escrow Agent of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00).

     2. Notice of Exercise. This Option shall be deemed exercised upon South Alabama furnishing written notice to Optionor of its election to exercise same. Notice of the exercise and of the desire for such extension of this Option shall be in writing and shall be deemed given by personal delivery to the Optionor at the following address, or upon deposit thereof in the United States mail, registered or certified, return receipt requested, first class postage prepaid and addressed to Optionor at Morphy's Move, L.L.C., c/o William Youngblood, 2033-C Airport Boulevard, Mobile, Alabama 36606. South Alabama shall also provide notice of exercise of this option to Escrow Agent.

     3. Purchase Price. The purchase price of the Property shall be the sum of THREE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($390,000.00), payable by cashier's, certified or other form of check acceptable to Optionor; or at South Alabama's election, by wire transfer of federal funds. The consideration for the initial option period of this Option shall be credited against the purchase price, but the consideration for the extension period shall not be credited.

     4. Appurtenant Rights. The term "Appurtenant Rights" shall mean the following rights and, to the extent said rights as now established, do not now run with the land for the benefit of Lot 5, such rights shall be established for the benefit of Lot 5 if this Option is exercised, at closing:

               (a) The non-exclusive perpetual right to use for purposes of ingress and egress "Easement C" as described in that certain Declaration of Easements made by Optionor, Violet Mints, L.L.C. and the Fairhope Single Tax Corporation ("FSTC") as of the 22nd day of May, 1997 and recorded at Real Property Book 758 Page 0273 in the office of the Judge of Probate of Baldwin County, Alabama
          (the "Declaration");
               (b) the non-exclusive perpetual right to use for purposes of ingress and egress "Easement A" as described in the Declaration;
               (c) the non-exclusive perpetual right to use for purposes of ingress and egress that certain "35 Foot Wide Ingress and Egress Easement" shown on the plat of the Subdivision, which strip of property is also designated as "Roadway-Joint Use" on Exhibit A
          (it being understood that Optionor shall reserve the right to also grant to others nonexclusive rights of ingress and egress over said strip);
               (d) the non-exclusive perpetual right to improve and use for purposes of ingress and egress that certain L-shaped area of property designated as "No Build Area" and having the dimensions as shown on Exhibit A; and
               (e) a twenty-five (25) year exclusive easement for employee parking covering five (5) parking spaces located, as determined by Optionor, in close proximity to each other on Lot 4 as shown on Exhibit A, which parking area shall be paved at Optionor's expense not later than sixty (60) days after closing. Optionor shall have the right to relocate said parking spaces from time to time but shall maintain their proximity to one another.

     Any of the Appurtenant Rights which do not automatically accrue to South Alabama's benefit at closing as rights which run with Lot 5 shall be granted to South Alabama by an appropriate instrument conveying such rights as are specified above and containing such other appropriate terms as are acceptable to South Alabama. Such instruments shall be signed in observance of all requisite formalities by all parties necessary to properly and validly establish such interest, and Optionor s delivery of all of the Appurtenant Rights shall be a condition precedent to closing, should South Alabama exercise this Option. It is agreed that any warranties provided by Optionor in connection with the delivery of such instruments shall be statutory warranty only.

     5.   Title.
          (a) Optionor shall at its cost and expense procure and deliver to South Alabama within five (5) days from the date hereof, a title binder or commitment (together with copies of any documents referenced therein as exceptions to title) issued by the Title Company, reflecting such terms and conditions upon which Title Company will agree to insure to South Alabama, based upon the most current ALTA-Form B policy, the following interests: leasehold title in Lot 5; fee simple title to any improvements thereon; and the Appurtenant Rights (exclusive or non-exclusive, for such duration, and for such purpose as specified in paragraph 4 hereof). Copies of the preliminary title binder (together with copies of the title exception documents) shall be delivered to Optionor, South Alabama and the surveyor, who shall then prepare the as-built survey as provided in paragraph 6. Upon receipt of the as-built survey, Optionor shall cause the Title Company to issue a revised title binder reflecting any changes or additions as may be appropriate, based on the as-built survey.
          (b) In the event that the title binder (or the as-built survey) reflects any liens, easements, encroachments, servitudes, encumbrances or defects in title which in South Alabama's judgment materially restrict or prohibit or limit the use of Lot 5 or the full, nonexclusive or exclusive as applicable, enjoyment of the Appurtenant Rights for the purposes contemplated in paragraph 7, South Alabama shall notify
     Optionor prior to the expiration of the initial term of this Option, and Optionor shall prior to the exercise of this Option clear title or cure any such defects, or shall give South Alabama satisfactory assurances that title will be cleared of defects or such other matters prior to the closing of the purchase of the Property. In the event Optionor cannot satisfy such title objections prior to the closing date, then South Alabama shall at its option be entitled to terminate this agreement and to recover all monies paid by South Alabama to Optionor hereunder.
     South Alabama reserves the right to waive any objection to title, as well as the right to pay and discharge any lien of a liquidated amount, if Optionor shall have failed to do so after exercise of this Option, in which event South Alabama shall be entitled to deduct the cost thereof from the purchase price.
     6. Survey. Within fifteen (15) days from the issuance of the preliminary title binder and title exceptions documents as provided in paragraph 5(a), Optionor shall at Optionor's expense cause a current as-built survey of the Property (which includes the Appurtenant Rights) to be prepared by an Alabama registered surveyor, and copies thereof shall be delivered to the parties hereto and to the Title Company. The as-built survey shall:
(i) contain a certification in favor of South Alabama and the Title Company;
(ii) locate any and all recorded or apparent easements, rights of way and drainage areas; (iii) show all buildings, improvements and utilities facilities located on the Property; and (iv) show any encroachments on or from the Property.
     7.   Zoning, Utilities, FSTC Approval, Etc.
          (a) It is understood that South Alabama contemplates developing the Property initially for use as a banking facility, and the parties acknowledge that it will be necessary to (i) obtain the approval and participation of FSTC in this transaction; (ii) arrange for, or obtain satisfactory assurances of the existence of, utility services and sewer and storm drainage facilities adequate to support the contemplated use of the Property; (iii) obtain and/or determine the existence of appropriate zoning, building, highway and street access and all other permits and approvals necessary for the contemplated construction on and the development and use of the Property; (iv)determine that the Property contains no environmental contaminants; and (v)determine that the Property will support, and is suitable for, the construction of the structures and improvements contemplated by South Alablama to be built thereon. Optionor acknowledges that some of the actions required to accomplish the foregoing conditions must in many instances be taken in the name of Optionor as owner of the Property, and Optionor agrees to cooperate with and to assist South Alabama, at no expense to Optionor, in accomplishing said conditions in Optionor's capacity as owner of the Property. Notwithstanding anything herein to the contrary, in the event
     (1) the title binder and/or survey is not delivered in a timely fashion so that South Alabama shall have adequate time to examine and analyze the rights and burdens on Lot 5 afforded by the Appurtenant Rights; or
     (2) the foregoing conditions (i) through (v) above have not been finally satisfied to South Alabama's satisfaction at the time of the expiration of the initial term of this Option, or (3) Optionor is unable or unwilling to fulfill its covenants and obligations hereunder prior to closing, South Alabama shall have the right, at its option, (A) to waive the accomplishment of any unsatisfied condition, covenant or obligation and proceed with the closing of the acquisition of the Property, or (B) to require the repayment to South Alabama of all monies paid to Optionor under this Option, whether or not the Option has been exercised, and this agreement shall thereupon terminate.
          (b) In the event the term of this Option is extended as provided in paragraph 1 hereof, all option monies paid hereunder shall be deemed non-refundable except by reason of (i) Optionor's default hereunder (including anticipatory breach); or (ii) Optionor's failure to deliver title as shall have been agreed between Optionor and South Alabama during the initial term; or (iii) the failure or refusal of FSTC to join in the establishment of the Appurtenant Rights to the extent that FSTC shall not have previously done so.
     8. Access. From the date hereof until the transaction contemplated hereby is closed or otherwise terminated, South Alabama shall have free access to the Property for the purpose of making preliminary engineering studies, including without limitation, soil test borings, surveys, drainage tests and other studies necessary or desirable respecting the construction and operation of the contemplated developments. South Alabama shall also have the right to erect and maintain temporary signs on Lot 5 announcing the proposed project. In the event this Option is not exercised or, having been exercised, is terminated for any reason provided herein, South Alabama agrees to restore the surface of the Property to the conditions existing as of the date hereof, and to deliver at no cost to Optionor copies of any and all such tests, studies, reports and surveys.
     9. Warranty as to Right to Grant Option. Optionor warrants and covenants that the party signing this Option as Optionor has sole valid leasehold title to Lot 5, subject to "Easement A" as described in the Declaration, and that such party as Optionor has the sole right and authority to grant the option made hereby, and that no other person or parties are required to execute this Option or, subject to FSTC approval, the assignment of lease or other instruments of conveyance provided for herein, except that other parties may be required to execute instruments conveying the Appurtenant Rights.
     10. Successors and Assigns. The rights and obligations of the parties hereto shall extend to and be binding upon their respective successors and assigns.
     11. Brokers. Optionor and South Alabama each represent to each other that neither party has employed or dealt with any real estate agent or broker in connection with this transaction, except Youngblood Real Estate (the listing broker) who represents Optionor, and Watson Realty Co., Inc.
(the Selling broker) who represents South Alabama, and it is agreed that Optionor will be responsible for the payment of all fees due said brokers pursuant to a separate agreement between said parties. Each party will indemnify and hold the other party harmless from and against any claim which might be made by any other broker claiming to represent the indemnifying party with respect to this transaction.
     12.  Form of Conveyance.
          (a) In the event of the exercise of this Option, conveyance of any improvements on the Property shall be by deed or bill of sale (as appropriate), and, if necessary, conveyance of Optionor's leasehold estate in Lot 5 shall be by an appropriate assignment of Optionor's lease thereon, approved by the FSTC as lessor. Conveyance of the Appurtenant Rights shall be as set forth in paragraph 4. Such conveyances shall be satisfactory in form and content to South Alabama and to Title Company, which shall convey and warrant to the purchaser good and marketable leasehold title to Lot 5 for 99 years, fee simple title to any improvements thereon, and good and marketable title to the Appurtenant Rights, all free and clear of all liens (except for the lien for ad valorem taxes for the current tax year not then due and payable), encumbrances, servitudes, easements and other matters not previously approved by South Alabama as provided herein.
          (b) Optionor and South Alabama agree that only one story buildings shall be constructed on Lot 5, and that this restriction shall be placed of record at closing by appropriate instrument.
     13. Possession and Closing. Exclusive possession of Lot 5 and nonexclusive possession of the Appurtenant Rights shall be delivered to South Alabama at the time of closing, free of all leases, tenancies and occupancies. All ad valorem taxes for the current tax year shall be prorated between Optionor and South Alabama as of the date of closing, and Optionor represents that the Property will not be subject to any "roll-back" or similar assessment or tax as a result of Optionor's current assessment of the Property. Any assessments or charges for public improvements made prior to execution and delivery of this Option shall be paid by Optionor. The closing of this transaction shall take place no later than thirty (30) days after the date of the notice of the exercise of this Option (or if said thirtieth day falls on a holiday or other non-business day, then on the next business day), at the local office of the Title Company, or at such other place as the parties may mutually agree. Notwithstanding the foregoing sentence, in the event of the exercise of this Option, the closing shall not take place prior to the third
(3rd) business day in calendar year 1998. At the closing, the aforesaid conveyance instruments shall be delivered by Optionor to South Alabama upon receipt of the purchase price as provided in paragraph 3 hereof. Optionor at its expense shall also pay for all transfer fees, rents and other charges customarily charged to existing lessees by FSTC in connection with transfers of leasehold interests, and shall cause to be delivered to South Alabama an owner's title policy in the amount of the purchase price, based upon the approved title binder. South Alabama shall pay for the recording costs of the instruments of conveyance, the Title Company's closing fee, and any fees customarily charged by FSTC to its new lessees. In the event FSTC requires that its attorney's fees be paid, such fees shall be shared equally by Optionor and South Alabama.
     14. Remedies. In the event of default by either of the parties hereto, all rights and remedies under applicable state law are reserved to the parties, including the right of specific performance.
     15. Recordation. The parties agree, if requested by either, to execute a memorandum of this Option for recording purposes, reflecting only the parties, the description of the Property and the duration of this Option, for the purpose of providing constructive notice of the rights granted South Alabama under this Option.
     IN WITNESS WHEREOF, Optionor has executed this Option on this 17 day of March, 1997.


WITNESSES:                    MORPHY S MOVE, L.L.C., an Alabama
                              limited liability company


                              By:     /s/ W. T. Youngblood
                              As its:    Authorized Member



Helen Marshall                By: /s/ The Carl Adams Trust
                              As its:   Authorized Member

                              By:     /s/  Julien E. Marx
                              As its:   Partner



This Option has been executed in duplicate original by South Alabama this 7th day of November , 1997, and delivered to Optionor as an offer to obtain from Optionor an option to acquire the Property on the terms set forth hereinabove. Unless a fully executed counterpart of this Option is returned to South Alabama on or before 5:00 p.m. on November 14th, 1997, this offer shall be deemed withdrawn. If this offer is timely accepted, South Alabama shall within three (3) business days thereafter deposit the Option consideration with Escrow Agent as provided hereinabove.



                              SOUTH ALABAMA BANCORPORATION,
                              INC., an Alabama corporation



                              By:    /s/ F. Michael Johnson
                              As its:      CFO